ANSLOW & JACLIN, LLP                                           RICHARD I. ANSLOW
====================                               E-MAIL: RANSLOW@ANSLOWLAW.COM
 COUNSELORS AT LAW
                                                                 GREGG E. JACLIN
                                                   E.MAIL: GJACLIN@ANSLOWLAW.COM

                                                __________________________
                                                                  AMOD CHOUDHARY
                                                E.MAIL: ACHOUDHARY@ANSLOWLAW.COM


December 21, 2004

Friday Night Entertainment Corporation
1026 W. El Norte Parkway, Suite 191
Escondido, California 92026

Gentlemen:

        You have requested our opinion, as counsel for Friday Night Entertainment Corporation, a Nevada corporation (the "Company"), in connection with the registration statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.

         The Registration Statement relates to an offering of 1,000,000 shares of the Company's common stock, par value $.001, 950,000 shares of the Company's common stock issuable in connection with the conversion of the Company's options and 50,000 shares of the Company's common stock being registered by one shareholder.

         We have examined such records and documents and made such examination of laws as we have deemed relevant in connection with this opinion. It is our opinion that the shares of common stock to be sold by the selling shareholders have been duly authorized and are legally issued, fully paid and non-assessable.

         No opinion is expressed herein as to any laws other than the State of Nevada of the United States. This opinion opines upon Nevada law including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Experts" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

ANSLOW & JACLIN, LLP

By:  /s/ Richard I. Anslow
     ------------------------------
     RICHARD I. ANSLOW






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